EXHIBIT 99.1

[LOGO]

                            GRANT PARK FUTURES FUND

           WEEKLY COMMENTARY FOR THE WEEK ENDED SEPTEMBER 24, 2004

The Fund posted gains over the past week. Positions in the energies, financials and currencies were among the biggest earners. Losses were a result of positions in the stock indices. Class B units in the Grant Park Fund gained an estimated 1.85% for the week leaving them an estimated 0.03% lower for the month and down an estimated 18.25% for the year.

Longs in the energy sector benefited from a 7.2% increase in crude oil prices last week as concerns over supply continued in the wake of Hurricane Ivan. Reports that daily crude production in the Gulf of Mexico has fallen by 27%, coupled with the prospect of output disruptions in both Iraq and Russia helped the price of the November contract to close the week $3.29 higher at $48.88 per barrel. The market also garnished some strength from the news that U.S. crude stockpiles had sunk to 7-month lows. Long positions in the related products made gains as heating oil finished the week 9.38 cents higher while unleaded gasoline added 7.67 cents for the session. Overseas positions also profited. Brent crude and gas oil in London settled higher. Short positions in the natural gas market lost ground as that contract rallied for the second consecutive week. The October contract was 28.4 cents higher by Friday's close.

Long positions in the financial sector made gains as fixed income instruments at the longer end of the yield curve (bonds, longer dated notes, etc.) rallied in price while their counterparts on the short end (Eurodollars, short-term bills) remained unchanged to lower for the week. This "flattening" of the yield curve occurred after the Federal Reserve moved to raise its Federal Funds target rate by a quarter-point to 1.75% on Tuesday. Some analysts speculated that the flattening of the curve was the type of scenario that usually takes place during the late stages of a tightening cycle. This suggests, they said, that bond traders might expect the Fed to be near the end of their tightening cycle. A statement released by the Fed said that "despite the rise in energy prices, inflation and inflation expectations have eased in recent months". Prices for Thirty-year bonds ended the week a full point and 18/32s higher while Ten-year notes were 16.5/32s better. The yield on the Ten-year, which moves inversely to its price, fell to a five-month low of 3.98% before closing at 4.03%. Long positions overseas also made gains as prices for Japanese Government Bonds were higher for the week.

Gains were made from long positions in the foreign currencies as the U.S. dollar traded lower in the aftermath of the Fed's decision to raise rates. The aforementioned statement regarding inflation caused investors to sell the dollar. Positions in the Canadian dollar profited from a 1.38 cent rally against the dollar. The greenback also lost ground to the euro, benefiting long positions in the common currency. Short positions in the Japanese yen made up ground as the dollar managed to finish the week higher versus the yen.

Alternately, long positions in the stock indices reported losses on the week as the spike in energy prices caused investors to sell equity products. Indices across the globe lost ground as sellers dumped shares on concerns that


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
                THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY
                     FOR SALE, OFFERING BY PROSPECTUS ONLY


                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com
the higher fuel costs could have a negative effect on 3rd quarter profits and dampen the chances for future economic growth. Overseas positions fared poorly as the Nikkei in Tokyo lost 1.69% for the week. The IBEX in Madrid was 1.23% lower while the German DAX fell 1.95%. The Hang Seng in Hong Kong lost 1.2% for the session.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
                THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY
                     FOR SALE, OFFERING BY PROSPECTUS ONLY


                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com